Bank of Hawaii Corporation First Quarter 2016 Financial Results

•	Diluted Earnings Per Share $1.16

•	Net Income $50.2 Million

•	Board of Directors Increases Dividend to $0.48 Per Share

•	Board of Directors Increases Share Repurchase Authorization $100 Million

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 25, 2016) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.16 for the first quarter of 2016, up from $0.99 in the previous quarter, and up from $0.97 in the same quarter last year. Net income for the first quarter of 2016 was $50.2 million, an increase of $7.4 million compared with net income of $42.8 million in the fourth quarter of 2015, and up $7.8 million from net income of $42.4 million in the first quarter of 2015.

The Company’s Board of Directors declared a quarterly cash dividend of $0.48 per share on the outstanding shares, an increase of $0.03 per share from the $0.45 per share dividend declared in the prior quarter.  The dividend will be payable on June 14, 2016 to shareholders of record at the close of business on May 31, 2016.

Loan and lease balances increased to $8.1 billion at March 31, 2016, up 2.4 percent from December 31, 2015 and 12.4 percent compared with March 31, 2015. Deposit growth remained strong during the quarter, increasing 1.8 percent from December 31, 2015 and 3.9 percent from March 31, 2015.

"Bank of Hawaii Corporation had good financial performance in the first quarter and a great start for the year," said Peter S. Ho, Chairman, President, and CEO. “Balance sheet growth remains strong and we maintained our disciplined approach to risk and capital management. During the quarter we sold $11.2 million in Visa shares and made progress on our many strategic initiatives.”

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Bank of Hawaii Corporation First Quarter 2016 Financial Results     Page 2

The return on average assets for the first quarter of 2016 was 1.30 percent, an increase from 1.11 percent during the previous quarter and 1.15 percent in the same quarter last year. The return on average equity for the first quarter of 2016 was 17.88 percent, up from 15.41 percent in the fourth quarter of 2015 and 16.18 percent in the first quarter of 2015. The efficiency ratio during the first quarter of 2016 was 54.88 percent compared with 58.55 percent in the previous quarter and 58.30 percent in the same quarter last year.

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2016 was $106.0 million, up $1.3 million from net interest income of $104.7 million in the fourth quarter of 2015 and up $6.4 million from net interest income of $99.6 million in the first quarter of 2015. Net interest income in the first quarter of 2016 included interest recoveries of $1.3 million related to one commercial client in Guam. The net interest margin was 2.86 percent for the first quarter of 2016, up 1 basis point compared with the previous quarter and up 5 basis points from the first quarter last year primarily due to the interest recoveries. Analyses of the changes in net interest income are included in Tables 8a and 8b.

Results for the first quarter of 2016 included a negative provision for credit losses of $2.0 million largely due to the full recovery of loans previously charged off relating to the previously mentioned commercial client. Results for the fourth quarter of 2015 included a provision for credit losses of $1.0 million due to strong growth of loans and leases during the year partially offset by improved credit metrics. There was no provision for credit losses during the first quarter of 2015.

Noninterest income was $56.2 million in the first quarter of 2016, an increase of $11.4 million compared with noninterest income of $44.8 million in the fourth quarter of 2015 and an increase of $3.9 million compared with noninterest income of $52.3 million in the first quarter of 2015. Noninterest income in the first quarter of 2016 included a net gain of $11.2 million resulting from the sale of 100,000 Visa Class B shares and net gains of $1.9 million related to sales of leased assets.  Noninterest income in the fourth quarter of 2015 included a gain of $1.0 million due to a distribution from a low-income housing partnership. Noninterest income in the first quarter of 2015 included a net gain of $10.1 million resulting from the sale of 95,000 Visa Class B shares.  As of March 31, 2016, the Company has 188,714 Visa Class B shares remaining.

Noninterest expense was $87.4 million in the first quarter of 2016, up $1.7 million from noninterest expense of $85.7 million in the fourth quarter of 2015 and up $0.5 million from noninterest expense of $86.9 million in the same quarter last year. Noninterest expense in the first quarter of 2016 included seasonal payroll-related expenses of approximately $2.5 million, higher incentive compensation, an increase of $0.5 million to the provision for unfunded commitments, and increased investments in solar tax credit partnerships. Partially offsetting the first quarter expenses was a net gain of $1.5 million for the sale of a real estate property in Guam. Noninterest expense in the fourth quarter of 2015 included net gains of $3.9 million related to the disposal of two branches which were partially offset by expenses of $1.3 million for the roll-out of chip-enabled debit cards, operating losses of $1.1 million, and severance expenses of $0.5 million. Noninterest expense in the first quarter of 2015 included seasonal payroll-related expenses of approximately $2.5 million, $1.9 million in severance payments and increased costs related to technology investments. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The effective tax rate for the first quarter of 2016 was 32.01 percent compared with 28.23 percent in the previous quarter and 31.72 percent during the same quarter last year.  The lower effective tax rate during the fourth quarter of 2015 was due to the release of a valuation allowance related to the sale of a low-income housing investment.

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Bank of Hawaii Corporation First Quarter 2016 Financial Results     Page 3

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Table 13.

Asset Quality

The Company’s asset quality remained strong during the first quarter of 2016. Total non-performing assets decreased to $22.0 million at March 31, 2016, down from non-performing assets of $28.8 million at December 31, 2015 and March 31, 2015. The decrease in non-performing assets was largely due to the previously mentioned commercial loan recoveries in Guam. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.27 percent at the end of the first quarter of 2016, down from 0.37 percent at the end of the fourth quarter of 2015 and 0.40 percent at the end of the first quarter last year.

Accruing loans and leases past due 90 days or more were $7.9 million at March 31, 2016, compared with $7.6 million at December 31, 2015 and $8.0 million at March 31, 2015. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $50.7 million at March 31, 2016, up from $49.4 million at December 31, 2015 and $46.6 million at March 31, 2015. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

The Company recorded a net recovery of loans and leases previously charged off of $3.8 million during the first quarter of 2016 as charge-offs of $4.9 million were more than offset by recoveries of $8.7 million. Net charge-offs in the fourth quarter of 2015 were $2.2 million or 0.11 percent annualized of total average loans and leases outstanding and comprised of $4.5 million in charge-offs partially offset by recoveries of $2.3 million. Net charge-offs during the first quarter of 2015 were $1.2 million, or 0.07 percent annualized of total average loans and leases outstanding, and comprised of $4.1 million in charge-offs partially offset by recoveries of $2.9 million.

The allowance for loan and lease losses was $104.7 million at March 31, 2016, an increase from $102.9 million at December 31, 2015 and down from $107.5 million at March 31, 2015. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.30 percent at March 31, 2016 compared with 1.31 percent at December 31, 2015 and 1.50 percent at March 31, 2015. The reserve for unfunded commitments increased to $6.6 million at March 31, 2016 compared with $6.1 million at December 31, 2015 and $5.9 million at March 31, 2015. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $15.65 billion at March 31, 2016, up from $15.46 billion at December 31, 2015 and $15.14 billion at March 31, 2015. Average total assets were $15.54 billion during the first quarter of 2016, an increase from average total assets of $15.34 billion during the previous quarter and $14.95 billion during the same quarter last year.

The investment securities portfolio decreased to $6.21 billion at March 31, 2016 compared with $6.24 billion at December 31, 2015 and $6.58 billion at March 31, 2015. The portfolio at March 31, 2016 remains largely comprised of securities issued by U. S. government agencies and includes $3.91 billion in securities held to maturity and $2.29 billion in securities available for sale.

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Bank of Hawaii Corporation First Quarter 2016 Financial Results     Page 4

Total loans and leases were $8.07 billion at March 31, 2016, up from $7.88 billion at December 31, 2015 and $7.18 billion at March 31, 2015. Average total loans and leases were $7.94 billion during the first quarter of 2016, up from $7.79 billion during the fourth quarter of 2015 and $7.05 billion during the same quarter last year.

The commercial loan portfolio was $3.26 billion at the end of the first quarter of 2016, an increase of 3.2 percent from commercial loans of $3.15 billion at the end of the fourth quarter of 2015 and up 10.2 percent from commercial loans of $2.96 billion at the end of the same quarter last year. The consumer loan portfolio increased to $4.81 billion at the end of the first quarter of 2016, up 1.8 percent from consumer loans of $4.73 billion at the end of the fourth quarter of 2015 and up 13.9 percent from $4.22 billion at the end of the same quarter last year. Loan and lease portfolio balances are summarized in Table 10.

Total deposits increased to $13.49 billion at March 31, 2016 compared with $13.25 billion at December 31, 2015 and $12.98 billion at March 31, 2015. Average total deposits were $13.33 billion during the first quarter of 2016, up from $13.04 billion during the previous quarter and $12.79 billion during the same quarter last year.

Consumer deposits increased to $6.57 billion at the end of the first quarter of 2016, up 1.9 percent from the previous quarter and up 5.6 percent compared with the first quarter last year. Commercial deposits increased to $5.68 billion at the end of the first quarter of 2016, up 3.2 percent from the previous quarter and up 4.3 percent compared with the first quarter last year. Other deposits, including public funds, were $1.24 billion at the end of the first quarter, a decrease of 4.7 percent from the previous quarter and down 5.6 percent compared with the same quarter last year. Deposit balances are summarized in Tables 7 and 10.

Total shareholders’ equity increased to $1.14 billion at March 31, 2016 compared with $1.12 billion at December 31, 2015 and $1.08 billion at March 31, 2015. The Tier 1 Capital Ratio was 13.85 percent at March 31, 2016 compared with 13.97 percent at December 31, 2015 and 14.62 percent at March 31, 2015. The Tier 1 Leverage Ratio at March 31, 2016 was 7.25 percent compared with 7.26 percent at December 31, 2015 and 7.17 percent at March 31, 2015.

During the first quarter of 2016, the Company repurchased 297.0 thousand shares of common stock at a total cost of $18.7 million under its share repurchase program. The average cost was $62.92 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2016, the Company has repurchased 53.1 million shares and returned nearly $2.0 billion to shareholders at an average cost of $37.50 per share.

The Company’s Board of Directors increased the authorization under the share repurchase program by an additional $100.0 million. This authorization, combined with previously announced authorizations of $2.0 billion, brings the total repurchase authority to $2.1 billion. From April 1 through April 22, 2016 the Company repurchased an additional 51.0 thousand shares of common stock at an average cost of $67.56 per share. Remaining buyback authority under the share repurchase program was $100.9 million at April 22, 2016.

Hawaii Economy

General economic conditions in Hawaii remained positive during the first quarter of 2016 due to a continuation of the strong tourism market, active construction industry, relatively low unemployment levels, and robust real estate market. For the first two months of 2016, total visitor arrivals increased 5.2 percent and visitor spending increased 3.8 percent compared to the same period in 2015. The statewide seasonally-adjusted unemployment rate was 3.1 percent in March 2016 compared to 5.0 percent nationally.

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Bank of Hawaii Corporation First Quarter 2016 Financial Results     Page 5

For the first quarter of 2016, the volume of single-family home sales on Oahu increased 17.4 percent and the volume of condominium sales on Oahu increased 17.8 percent compared with the same period last year. During the first quarter of 2016, the median sales price of a single-family home on Oahu increased 7.2 percent and the median sales price of a condominium on Oahu increased 4.5 percent compared with the same period last year. As of March 31, 2016, months of inventory of single-family homes and condominiums on Oahu remained extremely low at 2.1 months and 2.3 months, respectively. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. The toll-free number is 1 (877) 783-7534 in the United States and 1 (530) 379-4714 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, April 25, 2016. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. Enter the pass code 83894304 when prompted. Participants can also dial 1 (800) 585-8367 to access the replay. In addition, a replay of the conference call will be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments, in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2016	2015	2015
For the Period:
Operating Results
Net Interest Income	$103,024	$101,644	$96,770
Provision for Credit Losses	(2,000)	1,000	—
Total Noninterest Income	56,207	44,766	52,307
Total Noninterest Expense	87,386	85,727	86,915
Net Income	50,210	42,832	42,442
Basic Earnings Per Share	1.17	1.00	0.98
Diluted Earnings Per Share	1.16	0.99	0.97
Dividends Declared Per Share	0.45	0.45	0.45

Performance Ratios
Return on Average Assets	1.30%	1.11%	1.15%
Return on Average Shareholders' Equity	17.88	15.41	16.18
Efficiency Ratio [1]	54.88	58.55	58.30
Net Interest Margin [2]	2.86	2.85	2.81
Dividend Payout Ratio [3]	38.46	45.00	45.92
Average Shareholders' Equity to Average Assets	7.27	7.19	7.12

Average Balances
Average Loans and Leases	$7,940,097	$7,785,346	$7,053,061
Average Assets	15,537,073	15,335,574	14,946,037
Average Deposits	13,334,550	13,038,637	12,786,449
Average Shareholders' Equity	1,129,561	1,102,548	1,064,112

Per Share of Common Stock
Book Value	$26.43	$25.79	$24.63
Tangible Book Value	25.70	25.06	23.91
Market Value
Closing	68.28	62.90	61.21
High	69.37	70.07	62.58
Low	54.55	60.55	53.90

	March 31,	December 31,	March 31,
	2016	2015	2015
As of Period End:
Balance Sheet Totals
Loans and Leases	$8,065,610	$7,878,985	$7,178,628
Total Assets	15,654,695	15,455,016	15,139,179
Total Deposits	13,488,892	13,251,103	12,979,616
Other Debt	220,771	245,786	173,898
Total Shareholders' Equity	1,138,753	1,116,260	1,075,251

Asset Quality
Non-Performing Assets	$22,015	$28,801	$28,777
Allowance for Loan and Lease Losses	104,677	102,880	107,461
Allowance to Loans and Leases Outstanding	1.30%	1.31%	1.50%

Capital Ratios
Common Equity Tier 1 Capital Ratio	13.85%	13.97%	14.62%
Tier 1 Capital Ratio	13.85	13.97	14.62
Total Capital Ratio	15.10	15.22	15.87
Tier 1 Leverage Ratio	7.25	7.26	7.17
Total Shareholders' Equity to Total Assets	7.27	7.22	7.10
Tangible Common Equity to Tangible Assets [4]	7.09	7.03	6.91
Tangible Common Equity to Risk-Weighted Assets [4]	13.62	13.62	14.27

Non-Financial Data
Full-Time Equivalent Employees	2,139	2,164	2,156
Branches	70	70	74
ATMs	452	456	456

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2016	2015	2015
Total Shareholders' Equity		$1,138,753	$1,116,260	$1,075,251
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,107,236	$1,084,743	$1,043,734

Total Assets		$15,654,695	$15,455,016	$15,139,179
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$15,623,178	$15,423,499	$15,107,662

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$8,130,093	$7,962,484	$7,313,682

Total Shareholders' Equity to Total Assets		7.27%	7.22%	7.10%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.09%	7.03%	6.91%

Tier 1 Capital Ratio		13.85%	13.97%	14.62%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		13.62%	13.62%	14.27%

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2016	2015	2015
Interest Income
Interest and Fees on Loans and Leases	$80,895	$78,122	$70,961
Income on Investment Securities
Available-for-Sale	10,814	10,829	10,198
Held-to-Maturity	20,391	21,722	24,407
Deposits	4	1	3
Funds Sold	753	315	259
Other	212	381	302
Total Interest Income	113,069	111,370	106,130
Interest Expense
Deposits	2,886	2,443	2,368
Securities Sold Under Agreements to Repurchase	6,153	6,246	6,371
Funds Purchased	3	3	3
Other Debt	1,003	1,034	618
Total Interest Expense	10,045	9,726	9,360
Net Interest Income	103,024	101,644	96,770
Provision for Credit Losses	(2,000)	1,000	—
Net Interest Income After Provision for Credit Losses	105,024	100,644	96,770
Noninterest Income
Trust and Asset Management	11,256	11,243	12,180
Mortgage Banking	3,189	3,130	1,693
Service Charges on Deposit Accounts	8,443	8,663	8,537
Fees, Exchange, and Other Service Charges	13,444	13,764	12,897
Investment Securities Gains, Net	11,180	(181)	10,231
Annuity and Insurance	1,901	2,014	2,044
Bank-Owned Life Insurance	1,548	1,608	1,734
Other	5,246	4,525	2,991
Total Noninterest Income	56,207	44,766	52,307
Noninterest Expense
Salaries and Benefits	50,514	47,997	49,780
Net Occupancy	7,003	4,876	9,333
Net Equipment	5,409	5,244	5,288
Data Processing	3,951	5,106	3,773
Professional Fees	2,639	2,803	2,334
FDIC Insurance	2,352	2,322	2,140
Other	15,518	17,379	14,267
Total Noninterest Expense	87,386	85,727	86,915
Income Before Provision for Income Taxes	73,845	59,683	62,162
Provision for Income Taxes	23,635	16,851	19,720
Net Income	$50,210	$42,832	$42,442
Basic Earnings Per Share	$1.17	$1.00	$0.98
Diluted Earnings Per Share	$1.16	$0.99	$0.97
Dividends Declared Per Share	$0.45	$0.45	$0.45
Basic Weighted Average Shares	42,920,794	43,003,191	43,386,402
Diluted Weighted Average Shares	43,126,526	43,275,377	43,597,504

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Net Income	$50,210	$42,832	$42,442
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	8,694	(6,860)	5,294
Defined Benefit Plans	141	4,595	220
Total Other Comprehensive Income (Loss)	8,835	(2,265)	5,514
Comprehensive Income	$59,045	$40,567	$47,956

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Assets
Interest-Bearing Deposits in Other Banks	$4,453	$4,130	$3,383
Funds Sold	626,206	592,892	620,331
Investment Securities
Available-for-Sale	2,293,751	2,256,818	2,271,186
Held-to-Maturity (Fair Value of $3,981,830; $4,006,412; and $4,378,007)	3,911,703	3,982,736	4,306,353
Loans Held for Sale	16,854	4,808	1,951
Loans and Leases	8,065,610	7,878,985	7,178,628
Allowance for Loan and Lease Losses	(104,677)	(102,880)	(107,461)
Net Loans and Leases	7,960,933	7,776,105	7,071,167
Total Earning Assets	14,813,900	14,617,489	14,274,371
Cash and Due from Banks	164,012	158,699	151,793
Premises and Equipment, Net	111,086	111,199	109,223
Accrued Interest Receivable	47,504	44,719	47,017
Foreclosed Real Estate	1,728	824	2,095
Mortgage Servicing Rights	22,663	23,002	23,643
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	269,723	268,175	264,228
Other Assets	192,562	199,392	235,292
Total Assets	$15,654,695	$15,455,016	$15,139,179

Liabilities
Deposits
Noninterest-Bearing Demand	$4,329,321	$4,286,331	$4,047,334
Interest-Bearing Demand	2,759,357	2,761,930	2,608,664
Savings	5,172,206	5,025,191	5,014,686
Time	1,228,008	1,177,651	1,308,932
Total Deposits	13,488,892	13,251,103	12,979,616
Funds Purchased	7,333	7,333	8,459
Short-Term Borrowings	408	—	—
Securities Sold Under Agreements to Repurchase	586,785	628,857	672,329
Other Debt	220,771	245,786	173,898
Retirement Benefits Payable	47,408	47,374	55,197
Accrued Interest Payable	5,661	5,032	5,836
Taxes Payable and Deferred Taxes	43,134	17,737	46,987
Other Liabilities	115,550	135,534	121,606
Total Liabilities	14,515,942	14,338,756	14,063,928
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2016 - 57,849,536 / 43,080,503;
December 31, 2015 - 57,749,071 / 43,282,153;
and March 31, 2015 - 57,733,267 / 43,652,628)	576	575	575
Capital Surplus	544,267	542,041	534,141
Accumulated Other Comprehensive Loss	(14,722)	(23,557)	(21,172)
Retained Earnings	1,347,374	1,316,260	1,257,341
Treasury Stock, at Cost (Shares: March 31, 2016 - 14,769,033; December 31, 2015 - 14,466,918;
and March 31, 2015 - 14,080,639)	(738,742)	(719,059)	(695,634)
Total Shareholders' Equity	1,138,753	1,116,260	1,075,251
Total Liabilities and Shareholders' Equity	$15,654,695	$15,455,016	$15,139,179

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2015	43,282,153	$575	$542,041	$(23,557)	$1,316,260	$(719,059)	$1,116,260
Net Income	—	—	—	—	50,210	—	50,210
Other Comprehensive Income	—	—	—	8,835	—	—	8,835
Share-Based Compensation	—	—	1,599	—	—	—	1,599
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	141,083	1	627	—	368	1,775	2,771
Common Stock Repurchased	(342,733)	—	—	—	—	(21,458)	(21,458)
Cash Dividends Declared ($0.45 per share)	—	—	—	—	(19,464)	—	(19,464)
Balance as of March 31, 2016	43,080,503	$576	$544,267	$(14,722)	$1,347,374	$(738,742)	$1,138,753

Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086
Net Income	—	—	—	—	42,442	—	42,442
Other Comprehensive Income	—	—	—	5,514	—	—	5,514
Share-Based Compensation	—	—	1,776	—	—	—	1,776
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	155,646	1	433	—	(218)	3,045	3,261
Common Stock Repurchased	(227,226)	—	—	—	—	(13,144)	(13,144)
Cash Dividends Declared ($0.45 per share)	—	—	—	—	(19,684)	—	(19,684)
Balance as of March 31, 2015	43,652,628	$575	$534,141	$(21,172)	$1,257,341	$(695,634)	$1,075,251

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$4.4	$—	0.41%	$3.8	$—	0.10%	$3.1	$—	0.44%
Funds Sold	647.7	0.8	0.46	466.3	0.3	0.26	484.3	0.2	0.21
Investment Securities
Available-for-Sale
Taxable	1,588.5	7.2	1.80	1,573.3	7.1	1.81	1,560.8	6.5	1.67
Non-Taxable	715.0	5.6	3.15	718.5	5.7	3.18	723.3	5.7	3.16
Held-to-Maturity
Taxable	3,679.6	18.8	2.05	3,827.9	20.2	2.10	4,140.9	22.8	2.21
Non-Taxable	245.5	2.4	3.91	246.6	2.4	3.92	249.1	2.5	3.94
Total Investment Securities	6,228.6	34.0	2.19	6,366.3	35.4	2.22	6,674.1	37.5	2.25
Loans Held for Sale	12.2	0.1	3.89	7.1	0.1	4.26	3.1	—	3.63
Loans and Leases [1]
Commercial and Industrial	1,127.4	10.8	3.84	1,155.2	9.4	3.22	1,130.5	8.9	3.18
Commercial Mortgage	1,689.2	15.7	3.74	1,653.9	15.5	3.71	1,449.5	13.7	3.83
Construction	170.0	2.0	4.63	140.9	1.7	4.90	103.8	1.1	4.39
Commercial Lease Financing	198.9	1.3	2.69	204.2	1.8	3.46	225.9	1.9	3.42
Residential Mortgage	2,918.5	29.6	4.05	2,895.3	29.2	4.04	2,631.3	27.5	4.18
Home Equity	1,103.5	10.1	3.69	1,027.4	9.3	3.61	878.5	8.1	3.72
Automobile	388.6	5.0	5.19	373.7	4.9	5.19	331.5	4.3	5.25
Other [2]	344.0	6.5	7.64	334.7	6.4	7.57	302.1	5.5	7.36
Total Loans and Leases	7,940.1	81.0	4.09	7,785.3	78.2	4.00	7,053.1	71.0	4.06
Other	38.4	0.2	2.21	41.1	0.4	3.71	66.0	0.3	1.83
Total Earning Assets [3]	14,871.4	116.1	3.13	14,669.9	114.4	3.11	14,283.7	109.0	3.07
Cash and Due from Banks	131.0			126.2			136.5
Other Assets	534.7			539.5			525.8
Total Assets	$15,537.1			$15,335.6			$14,946.0

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,761.6	0.3	0.04	$2,653.2	0.2	0.03	$2,577.1	0.2	0.03
Savings	5,137.6	1.1	0.09	5,028.8	1.1	0.09	4,941.0	1.1	0.09
Time	1,208.4	1.5	0.50	1,178.2	1.1	0.38	1,378.3	1.1	0.33
Total Interest-Bearing Deposits	9,107.6	2.9	0.13	8,860.2	2.4	0.11	8,896.4	2.4	0.11
Short-Term Borrowings	7.8	—	0.14	8.1	—	0.14	8.5	—	0.14
Securities Sold Under Agreements to Repurchase	602.9	6.2	4.04	630.5	6.3	3.88	678.0	6.4	3.76
Other Debt	232.3	1.0	1.73	306.4	1.0	1.34	173.9	0.6	1.43
Total Interest-Bearing Liabilities	9,950.6	10.1	0.40	9,805.2	9.7	0.39	9,756.8	9.4	0.39
Net Interest Income		$106.0			$104.7			$99.6
Interest Rate Spread			2.73%			2.72%			2.68%
Net Interest Margin			2.86%			2.85%			2.81%
Noninterest-Bearing Demand Deposits	4,227.0			4,178.4			3,890.0
Other Liabilities	229.9			249.5			235.1
Shareholders' Equity	1,129.6			1,102.5			1,064.1
Total Liabilities and Shareholders' Equity	$15,537.1			$15,335.6			$14,946.0

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $3,013,000, $3,016,000 and $2,878,000 for the three months ended
March 31, 2016, December 31, 2015, and March 31, 2015, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2016
	Compared to December 31, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.2	$0.3	$0.5
Investment Securities
Available-for-Sale
Taxable	0.1	—	0.1
Non-Taxable	—	(0.1)	(0.1)
Held-to-Maturity
Taxable	(0.9)	(0.5)	(1.4)
Total Investment Securities	(0.8)	(0.6)	(1.4)
Loans and Leases
Commercial and Industrial	(0.2)	1.6	1.4
Commercial Mortgage	0.1	0.1	0.2
Construction	0.4	(0.1)	0.3
Commercial Lease Financing	—	(0.5)	(0.5)
Residential Mortgage	0.2	0.2	0.4
Home Equity	0.6	0.2	0.8
Automobile	0.1	—	0.1
Other [2]	0.1	—	0.1
Total Loans and Leases	1.3	1.5	2.8
Other	—	(0.2)	(0.2)
Total Change in Interest Income	0.7	1.0	1.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Time	—	0.4	0.4
Total Interest-Bearing Deposits	0.1	0.4	0.5
Securities Sold Under Agreements to Repurchase	(0.3)	0.2	(0.1)
Other Debt	(0.3)	0.3	—
Total Change in Interest Expense	(0.5)	0.9	0.4

Change in Net Interest Income	$1.2	$0.1	$1.3

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2016
	Compared to March 31, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$0.5	$0.6
Investment Securities
Available-for-Sale
Taxable	0.1	0.6	0.7
Non-Taxable	(0.1)	—	(0.1)
Held-to-Maturity
Taxable	(2.4)	(1.6)	(4.0)
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(2.5)	(1.0)	(3.5)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	—	1.9	1.9
Commercial Mortgage	2.3	(0.3)	2.0
Construction	0.8	0.1	0.9
Commercial Lease Financing	(0.2)	(0.4)	(0.6)
Residential Mortgage	3.0	(0.9)	2.1
Home Equity	2.1	(0.1)	2.0
Automobile	0.8	(0.1)	0.7
Other [2]	0.8	0.2	1.0
Total Loans and Leases	9.6	0.4	10.0
Other	(0.1)	—	(0.1)
Total Change in Interest Income	7.2	(0.1)	7.1

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Time	(0.2)	0.6	0.4
Total Interest-Bearing Deposits	(0.1)	0.6	0.5
Securities Sold Under Agreements to Repurchase	(0.7)	0.5	(0.2)
Other Debt	0.2	0.2	0.4
Total Change in Interest Expense	(0.6)	1.3	0.7

Change in Net Interest Income	$7.8	$(1.4)	$6.4

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Salaries	$29,141	$29,356	$27,914
Incentive Compensation	5,965	4,971	4,514
Share-Based Compensation	2,310	2,678	2,345
Commission Expense	1,357	1,375	1,592
Retirement and Other Benefits	4,954	4,056	4,731
Payroll Taxes	3,577	2,032	3,585
Medical, Dental, and Life Insurance	2,892	3,077	3,184
Separation Expense	318	452	1,915
Total Salaries and Benefits	$50,514	$47,997	$49,780

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Commercial
Commercial and Industrial	$1,180,341	$1,115,168	$1,169,817	$1,173,259	$1,141,408
Commercial Mortgage	1,687,199	1,677,147	1,622,119	1,528,685	1,477,902
Construction	192,909	156,660	129,254	118,714	111,381
Lease Financing	195,804	204,877	202,055	222,113	224,419
Total Commercial	3,256,253	3,153,852	3,123,245	3,042,771	2,955,110
Consumer
Residential Mortgage	2,929,388	2,925,605	2,875,605	2,787,847	2,699,434
Home Equity	1,131,796	1,069,400	993,817	931,191	884,742
Automobile	399,825	381,735	367,640	352,128	339,686
Other [1]	348,348	348,393	329,465	314,501	299,656
Total Consumer	4,809,357	4,725,133	4,566,527	4,385,667	4,223,518
Total Loans and Leases	$8,065,610	$7,878,985	$7,689,772	$7,428,438	$7,178,628

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2016	2015	2015	2015	2015
Consumer	$6,568,651	$6,445,510	$6,254,862	$6,221,691	$6,220,391
Commercial	5,678,987	5,502,739	5,397,857	5,524,153	5,444,814
Public and Other	1,241,254	1,302,854	1,284,243	1,344,851	1,314,411
Total Deposits	$13,488,892	$13,251,103	$12,936,962	$13,090,695	$12,979,616

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2016	2015	2015	2015	2015
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$666	$5,829	$8,532	$8,299	$8,641
Commercial Mortgage	3,401	3,469	1,058	716	732
Total Commercial	4,067	9,298	9,590	9,015	9,373
Consumer
Residential Mortgage	13,719	14,598	14,749	14,918	14,344
Home Equity	2,501	4,081	3,814	3,528	2,965
Total Consumer	16,220	18,679	18,563	18,446	17,309
Total Non-Accrual Loans and Leases	20,287	27,977	28,153	27,461	26,682
Foreclosed Real Estate	1,728	824	1,392	1,989	2,095
Total Non-Performing Assets	$22,015	$28,801	$29,545	$29,450	$28,777

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$—	$—	$750	$—
Total Commercial	—	—	—	750	—
Consumer
Residential Mortgage	4,219	4,453	5,060	4,789	3,914
Home Equity	2,096	1,710	1,396	2,395	2,425
Automobile	524	315	631	323	537
Other [1]	1,099	1,096	1,058	1,395	1,078
Total Consumer	7,938	7,574	8,145	8,902	7,954
Total Accruing Loans and Leases Past Due 90 Days or More	$7,938	$7,574	$8,145	$9,652	$7,954
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$50,707	$49,430	$49,506	$48,339	$46,639
Total Loans and Leases	$8,065,610	$7,878,985	$7,689,772	$7,428,438	$7,178,628

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.25%	0.36%	0.37%	0.37%	0.37%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.27%	0.37%	0.38%	0.40%	0.40%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.12%	0.29%	0.31%	0.32%	0.34%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.37%	0.41%	0.44%	0.45%	0.44%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.37%	0.46%	0.49%	0.53%	0.51%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$28,801	$29,545	$29,450	$28,777	$30,082
Additions	4,002	2,353	4,427	1,909	621
Reductions
Payments	(6,012)	(2,473)	(1,191)	(1,020)	(1,427)
Return to Accrual Status	(4,272)	(24)	(1,748)	—	(187)
Sales of Foreclosed Real Estate	(248)	(458)	(1,300)	(83)	(37)
Charge-offs/Write-downs	(256)	(142)	(93)	(133)	(275)
Total Reductions	(10,788)	(3,097)	(4,332)	(1,236)	(1,926)
Balance at End of Quarter	$22,015	$28,801	$29,545	$29,450	$28,777

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2016	2015	2015
Balance at Beginning of Period	$108,952	$110,110	$114,575
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(257)	(304)	(235)
Consumer
Residential Mortgage	(205)	—	(559)
Home Equity	(643)	(269)	(216)
Automobile	(1,560)	(1,719)	(1,428)
Other [1]	(2,222)	(2,170)	(1,650)
Total Loans and Leases Charged-Off	(4,887)	(4,462)	(4,088)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	6,867	420	646
Commercial Mortgage	14	18	14
Construction	23	8	8
Lease Financing	1	1	68
Consumer
Residential Mortgage	201	577	342
Home Equity	513	349	881
Automobile	592	519	494
Other [1]	473	412	408
Total Recoveries on Loans and Leases Previously Charged-Off	8,684	2,304	2,861
Net Loans and Leases Recovered (Charged-Off)	3,797	(2,158)	(1,227)
Provision for Credit Losses	(2,000)	1,000	—
Provision for Unfunded Commitments	500	—	—
Balance at End of Period [2]	$111,249	$108,952	$113,348

Components
Allowance for Loan and Lease Losses	$104,677	$102,880	$107,461
Reserve for Unfunded Commitments	6,572	6,072	5,887
Total Reserve for Credit Losses	$111,249	$108,952	$113,348

Average Loans and Leases Outstanding	$7,940,097	$7,785,346	$7,053,061

Ratio of Net Loans and Leases Charged-Off (Recovered) to
Average Loans and Leases Outstanding (annualized)	-0.19%	0.11%	0.07%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.30%	1.31%	1.50%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended March 31, 2016
Net Interest Income	$58,010	$38,348	$6,452	$214	$103,024
Provision for Credit Losses	2,835	(6,626)	(6)	1,797	(2,000)
Net Interest Income After Provision for Credit Losses	55,175	44,974	6,458	(1,583)	105,024
Noninterest Income	20,807	7,600	14,024	13,776	56,207
Noninterest Expense	(52,741)	(17,268)	(15,427)	(1,950)	(87,386)
Income Before Provision for Income Taxes	23,241	35,306	5,055	10,243	73,845
Provision for Income Taxes	(8,227)	(12,656)	(1,870)	(882)	(23,635)
Net Income	$15,014	$22,650	$3,185	$9,361	$50,210
Total Assets as of March 31, 2016	$4,763,749	$3,196,413	$284,891	$7,409,642	$15,654,695

Three Months Ended March 31, 2015 [1]
Net Interest Income	$48,349	$34,274	$4,300	$9,847	$96,770
Provision for Credit Losses	1,723	(464)	(8)	(1,251)	—
Net Interest Income After Provision for Credit Losses	46,626	34,738	4,308	11,098	96,770
Noninterest Income	19,108	5,651	14,726	12,822	52,307
Noninterest Expense	(50,340)	(17,886)	(14,590)	(4,099)	(86,915)
Income Before Provision for Income Taxes	15,394	22,503	4,444	19,821	62,162
Provision for Income Taxes	(5,526)	(7,865)	(1,644)	(4,685)	(19,720)
Net Income	$9,868	$14,638	$2,800	$15,136	$42,442
Total Assets as of March 31, 2015 [1]	$4,239,641	$2,910,911	$188,399	$7,800,228	$15,139,179

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2016	2015	2015	2015	2015
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$80,895	$78,122	$75,874	$73,565	$70,961
Income on Investment Securities
Available-for-Sale	10,814	10,829	10,192	10,273	10,198
Held-to-Maturity	20,391	21,722	20,689	22,832	24,407
Deposits	4	1	2	2	3
Funds Sold	753	315	291	268	259
Other	212	381	312	310	302
Total Interest Income	113,069	111,370	107,360	107,250	106,130
Interest Expense
Deposits	2,886	2,443	2,410	2,405	2,368
Securities Sold Under Agreements to Repurchase	6,153	6,246	6,307	6,440	6,371
Funds Purchased	3	3	3	3	3
Other Debt	1,003	1,034	749	620	618
Total Interest Expense	10,045	9,726	9,469	9,468	9,360
Net Interest Income	103,024	101,644	97,891	97,782	96,770
Provision for Credit Losses	(2,000)	1,000	—	—	—
Net Interest Income After Provision for Credit Losses	105,024	100,644	97,891	97,782	96,770
Noninterest Income
Trust and Asset Management	11,256	11,243	11,907	12,355	12,180
Mortgage Banking	3,189	3,130	3,291	3,469	1,693
Service Charges on Deposit Accounts	8,443	8,663	8,669	8,203	8,537
Fees, Exchange, and Other Service Charges	13,444	13,764	13,340	13,352	12,897
Investment Securities Gains, Net	11,180	(181)	24	86	10,231
Annuity and Insurance	1,901	2,014	1,721	1,885	2,044
Bank-Owned Life Insurance	1,548	1,608	1,609	2,088	1,734
Other	5,246	4,525	2,660	4,487	2,991
Total Noninterest Income	56,207	44,766	43,221	45,925	52,307
Noninterest Expense
Salaries and Benefits	50,514	47,997	46,576	47,610	49,780
Net Occupancy	7,003	4,876	7,403	8,605	9,333
Net Equipment	5,409	5,244	4,804	4,826	5,288
Data Processing	3,951	5,106	3,920	3,673	3,773
Professional Fees	2,639	2,803	2,258	2,265	2,334
FDIC Insurance	2,352	2,322	2,139	2,068	2,140
Other	15,518	17,379	24,788	14,527	14,267
Total Noninterest Expense	87,386	85,727	91,888	83,574	86,915
Income Before Provision for Income Taxes	73,845	59,683	49,224	60,133	62,162
Provision for Income Taxes	23,635	16,851	14,948	18,979	19,720
Net Income	$50,210	$42,832	$34,276	$41,154	$42,442

Basic Earnings Per Share	$1.17	$1.00	$0.79	$0.95	$0.98
Diluted Earnings Per Share	$1.16	$0.99	$0.79	$0.95	$0.97

Balance Sheet Totals
Loans and Leases	$8,065,610	$7,878,985	$7,689,772	$7,428,438	$7,178,628
Total Assets	15,654,695	15,455,016	15,164,123	15,248,043	15,139,179
Total Deposits	13,488,892	13,251,103	12,936,962	13,090,695	12,979,616
Total Shareholders' Equity	1,138,753	1,116,260	1,098,354	1,082,939	1,075,251

Performance Ratios
Return on Average Assets	1.30%	1.11%	0.89%	1.10%	1.15%
Return on Average Shareholders' Equity	17.88	15.41	12.45	15.33	16.18
Efficiency Ratio [1]	54.88	58.55	65.12	58.16	58.30
Net Interest Margin [2]	2.86	2.85	2.77	2.81	2.81

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 29, 2016		December 31, 2015		December 31, 2014
Hawaii Economic Trends
State General Fund Revenues [1]	$1,063.5	1.6%	$5,998.6	8.4%	$5,535.7	1.6%
General Excise and Use Tax Revenue [1]	$574.5	7.5%	$3,141.5	5.4%	$2,979.8	2.5%
Jobs [2]	666.4		658.8		643.7

				March 31,	December 31,
(spot rates)				2016	2015	2014
Unemployment [3]
Statewide, seasonally adjusted				3.1%	3.2%	4.0%

Oahu				3.0	2.7	3.5
Island of Hawaii				3.9	3.7	4.7
Maui				3.4	3.1	3.8
Kauai				3.5	3.5	4.3

			March 31,	December 31,
(percentage change, except months of inventory)			2016	2015	2014	2013
Housing Trends (Single Family Oahu) [4]
Median Home Price			7.2%	3.7%	3.8%	4.8%
Home Sales Volume (units)			17.4%	5.2%	(0.8)%	4.6%
Months of Inventory			2.1	2.6	2.6	2.7

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
February 29, 2016				688.8		4.1
January 31, 2016				721.0		6.2
December 31, 2015				794.2		3.7
November 30, 2015				661.4		3.7
October 31, 2015				692.9		4.8
September 30, 2015				652.6		4.7
August 31, 2015				755.9		2.9
July 31, 2015				816.3		5.6
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)
December 31, 2014				766.0		6.3
November 30, 2014				638.0		2.2
October 31, 2014				661.0		3.2
September 30, 2014				623.1		4.2
August 31, 2014				734.7		(1.9)
July 31, 2014				772.8		2.0
June 30, 2014				724.5		1.1
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.